                                                                    EXHIBIT 99.1
                                                                    ------------

                                DIRECTORS OF FCC
                                ----------------

                                                    Name, Business and
Names                 Principal Occupation          Address where Employed
- --------------------  ---------------------------  -------------------------

Richard L. Thomas     Chairman of the Board        First Chicago Corporation
                      and Chief Executive Officer  One First National Plaza
                                                   Chicago, Illinois 60670

Richard M. Morrow     Retired Chairman of the      Amoco Corporation
                      Board                        200 East Randolph Drive
                                                   Suite 7909
                                                   Chicago, Illinois 60601

Donald P. Jacobs      Dean, J.L. Kellogg Graduate  Northwestern University
                      School of Management         Leverone Hall
                                                   2001 Sheridan Road
                                                   Evanston, Illinois 60208

John H. Bryan         Chairman of the Board and    Sara Lee Corporation
                      Chief Executive Officer      Three First National Plaza
                                                   Suite 4400
                                                   Chicago, Illinois 60602-4260

Patrick G. Ryan       President and Chief          Aon Corporation
                      Executive Officer            123 North Wacker Drive
                                                   Chicago, Illinois 60606

Roger W. Stone        Chairman of the Board        Stone Container Corporation
                      President and Chief          150 North Michigan Avenue
                      Executive Officer            Chicago, Illinois  60601-7568

Jerry K. Pearlman     Retired Chairman and Chief  Zenith Electronics Corporation
                      Executive Officer            1000 Milwaukee Avenue
                                                   Glenview, Illinois  60025

James J. O'Connor     Chairman and Chief           Unicom Corporation
                      Executive Officer            One First National Plaza
                                                   Chicago, Illinois  60690

Earl L. Neal          Principal                    Earl L. Neal & Associates
                                                   111 West Washington Street
                                                   Suite 1700
                                                   Chicago, Illinois  60602

Jack F. Reichert      Chairman of the Board        Brunswick Corporation
                                                   One North Field Court
                                                   Lake Forest, Illinois  60045

Adele Simmons        President                   The John D. and Catherine T.
                                                 MacArthur Foundation
                                                 140 South Dearborn
                                                 Suite 1100
                                                 Chicago, Illinois  60603

Dean L. Buntrock     Chairman of the Board       WMX Technologies, Inc.
                     and Chief Executive         3003 Butterfield Road
                     Officer                     Oak Brook, Illinois  60521

James S. Crown       General Partner             Henry Crown and Company
                                                 222 North LaSalle Street
                                                 Suite 2000
                                                 Chicago, Illinois  60601

Leo F. Mullin**      President and Chief         First Chicago Corporation
                     Operating Officer           One First National Plaza
                                                 Chicago, Illinois  60670

David T. Vitale      Vice Chairman of the Board  First Chicago Corporation
                                                 One First National Plaza
                                                 Chicago, Illinois  60670

Donald V. Fites      Chairman of the Board and   Caterpillar Inc.
                     Chief Executive Officer     100 N.E. Adams
                                                 Peoria, Illinois  61629

Andrew J. McKenna    Chairman of the Board,      Schwarz Paper Company
                     President and Chief         8338 North Austin Avenue
                     Executive Officer           Morton Grove, Illinois  60053

*    As of July 14, 1995, Mr. Thomas was also elected President of FCC.

**   Mr. Mullin resigned as Director, President and Chief Operating
Officer of FCC as of July 13, 1995.

            Executive Officers of First Chicago Corporation ("FCC")
            -------------------------------------------------------

Name                                        Title with FCC
- ----                                        --------------
Richard L. Thomas*                          Chairman and Chief
                                            Executive Officer

Leo F. Mullin**                             President and Chief
                                            Operating Officer

David J. Vitale                             Vice Chairman


Marvin James Alef, Jr.                      Executive Vice President

John W. Ballantine                          Executive Vice President

Sherman I. Goldberg                         Executive Vice President

Thomas H. Hodges                            Executive Vice President

Donald R. Hollis                            Executive Vice President

W.G. Jurgensen                              Executive Vice President

Scott P. Marks, Jr.                         Executive Vice President

Robert A. Rosholt                           Executive Vice President
                                            and Chief Financial Officer

Alan F. Delp                                Chairman of the Board, President
                                            and Chief Executive Officer,
                                            American National Corporation
                                            American National Bank and Trust
                                            Company of Chicago
                                            33 North LaSalle Street
                                            Chicago, Illinois 60609

Such employment is conducted for FCC at One First National Plaza, Chicago, Illinois 60670.

* As of July 14, 1995, Mr. Thomas was also elected President of FCC and FNBC.

**   Mr. Mullin resigned as Director, President and Chief Operating
Officer of FCC and FNBC as of July 13, 1995.

                                       3